Exhibit 99.1

Press Release

For Release, 09:10AM ET March 18, 2026

Neonode Reports 2025 Financial Results

STOCKHOLM, SWEDEN, March 18, 2026 — Neonode Inc. (NASDAQ: NEON) ("Neonode" or the "Company") today reported financial results for the fiscal year ended December 31, 2025.

FINANCIAL SUMMARY FOR THE FISCAL YEAR ENDED DECEMBER 31, 2025:

●	Revenues from continuing operations of $2.1 million, a decrease of 33.7% compared to the prior year.

●	Operating expenses from continuing operations of $10.2 million, an increase of 6.7% compared to the prior year.

●	Gain from patent assignment of $15.5 million after brokerage fee.

●	Income from continuing operations of $8.0 million, or $0.48 per share, compared to a loss of $5.9 million, or $0.37 per share, for the prior year.

●	Cash used by operations of $10.3 million, compared to $5.6 million for the prior year.

●	Cash and accounts receivable of $25.7 million as of December 31, 2025 compared to $17.2 million million for the prior year-end.

PATENT ASSIGNMENT HIGHLIGHTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2025:

●	Gains from the patent assignment to Aequitas Technologies LLC (“Aequitas”) amounted to $15.5 million. in cash paid in October 2025. This amount represents the final outcome of the process by Neonode Smartphone LLC, an unrelated third party that is a subsidiary of Aequitas (“Aequitas Sub”), against Samsung Electronics Co., Ltd. and Samsung Electronics America, Inc., excluding any potential tax recoveries.

●	On September 15, 2025, the United States District Court for the Northern District of California granted a joint motion to lift the stay in the case between Aequitas Sub and Apple Inc. (assigned docket number 6:20-cv-00505-ADA). The legal proceedings between the two parties will now resume.

THE CEO’S COMMENTS

“2025 was a year of meaningful transformation, even as we continued to face significant top‑line pressure. This transformation laid the foundation for a refocused strategic direction as we move into 2026. As part of this shift, we transitioned the zForce platform into maintenance mode to intensify our focus on our MultiSensing technology platform and direct our efforts and investments toward computer vision and machine learning technology leadership,” said Daniel Alexus, President & CEO of Neonode.

“We also realigned our go-to-market approach by unifying our sales and marketing organizations and appointing a new Executive Vice President for Sales & Marketing to our leadership team – now consisting of the CEO, CFO, EVP Product & Engineering, and EVP Sales & Marketing. We believe this unified and strengthened structure positions us to execute on our strategy with a strong commercial focus and alignment around our MultiSensing platform and target markets.”

“Within MultiSensing, we prioritized customer delivery throughout the year, which culminated with the start of production with our previously announced commercial vehicle OEM in December – an important validation of our solution maturity and commercial readiness. While our legacy zForce business continued its expected decline as part of the planned transition, we experienced growth with NEXTY Electronics as they moved their zForce-based next-generation amusement systems into production late in the year,” Mr. Alexus continued.

“In 2026, our focus is squarely on driving growth for our MultiSensing business. This includes expanding license revenues from our first DMS production customer and advancing additional strategic partnerships across the automotive industry. Although automotive OEMs are navigating cost pressures, geopolitical uncertainty, and consolidation, the in-cabin sensing market remains on a long-term growth trajectory, driven by regulatory requirements, advancements in autonomy, and heightened expectations for enhanced cabin experiences.”

“Beyond automotive, we are also evaluating additional growth verticals where MultiSensing offers a strong product-market fit and we can shorten time to revenue for our investments into our technology platform,” Mr. Alexus concluded.

FINANCIAL OVERVIEW FOR THE FISCAL YEAR ENDED DECEMBER 31, 2025

Revenues from continuing operations for fiscal 2025 were $2.1 million, a 33.7% decrease compared to 2024. License revenues were $1.8 million, a decrease of 32.2% compared to 2024. The decrease was mainly due to lower demand for our legacy customers’ products within printer and passenger car touch applications. Revenues from non-recurring engineering for fiscal 2025 were $0.2 million, a 43.0% decrease compared to 2024.

Operating expenses from continuing operations for fiscal 2025 were $10.2 million, a 6.7% increase compared to 2024. The increase was mainly due to unfavorable exchange rate development and higher professional fees.

Gain from the patent assignment to Aequitas after a brokerage fee payable by the Company in connection with the original assignment was $15.5 million.

Income from continuing operations for fiscal 2025 was $8.0 million, or $0.48 per share, compared to a loss from continuing operations of $5.9 million, or $0.37 per share for 2024.

Cash used by operations was $10.3 million in fiscal 2025 compared to $5.6 million for 2024. The decrease was primarily due to the brokerage fee payable by the Company in connection with the original patent assignment to Aequitas.

Cash and accounts receivable totaled $25.7 million and working capital for continuing operations was $24.1 million as of December 31, 2025, compared to $17.2 million and $16.1 million as of December 31, 2024, respectively. Our financial position and liquidity provide stability and enable us to execute our strategy to secure more licensing opportunities for our innovative technologies.

For more information, please contact:

President and Chief Executive Officer

Pierre Daniel Alexus

E-mail: daniel.alexus@neonode.com

Phone: +46 767 60 29 90

Chief Financial Officer

Fredrik Nihlén

E-mail: fredrik.nihlen@neonode.com

Phone: +46 703 97 21 09

About Neonode

Neonode Inc. (NASDAQ:NEON) is a publicly traded company, headquartered in Stockholm, Sweden and established in 2001. The Company provides advanced optical sensing solutions for contactless touch, touch, gesture control, and in-cabin monitoring. Building on experience acquired during years of advanced research and development and technology licensing, Neonode’s technology is currently deployed in more than 90 million products, and the Company holds more than 100 patents worldwide. Neonode’s customer base includes some of the world’s best-known Fortune 500 companies in the consumer electronics, office equipment, automotive, elevator, and self-service kiosk markets.

NEONODE and the NEONODE logo are trademarks of Neonode Inc. registered in the United States and other countries.

For further information please visit www.neonode.com

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Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to our expectations for growth and the growing demand for our products, future performance or future events. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors include risks related to our reliance on the ability of our customers to design, manufacture and sell their products with our touch technology, the length of a customer’s product development cycle, our dependence and our customers’ dependence on suppliers, the global economy generally and other risks discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the SEC from time to time, including Neonode’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

NEONODE INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$25,358	$16,427
Accounts receivable and unbilled revenues, net	391	732
Contract asset	-	51
Prepaid expenses and other current assets	495	475
Current assets of discontinued operations	41	-
Total current assets	26,285	17,685

Non-current assets:
Property and equipment, net	145	62
Operating lease right-of-use assets, net	455	634
Total non-current assets	600	696
Total assets	$26,885	$18,381

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$464	$229
Accrued payroll and employee benefits	865	760
Accrued expenses	459	404
Contract liabilities	37	-
Current portion of finance lease obligations	12	2
Current portion of operating lease obligations	344	225
Total current liabilities	2,181	1,620

Non-current liabilities:
Finance lease obligations, net of current portion	15	-
Operating lease obligations, net of current portion	-	319
Total non-current liabilities	15	319
Total liabilities	2,196	1,939

Commitments and contingencies (Note 8)

Stockholders’ equity:
Preferred stock, 1,000,000 shares authorized, with par value of $0.001; no shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively.	-	-
Common stock, 25,000,000 shares authorized, with par value of $0.001; 16,782,922 and 16,782,922 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively.	17	17
Additional paid-in capital	240,955	240,955
Accumulated other comprehensive loss	(696)	(450)
Accumulated deficit	(215,587)	(224,080)
Total stockholders’ equity	24,689	16,442
Total liabilities and stockholders’ equity	$26,885	$18,381

NEONODE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Years ended December 31,
	2025	2024
Revenues:
License fees	$1,822	$2,687
Non-recurring engineering	240	421
Total revenues	2,062	3,108

Cost of revenues:
Non-recurring engineering	26	116
Total cost of revenues	26	116
Gross margin	2,036	2,992

Operating expenses:
Research and development	3,779	3,444
Sales and marketing	2,274	2,328
General and administrative	4,123	3,767
Total operating expenses	10,176	9,539

Gain from patent assignment	19,389	-
Broker fee from patent assignment	(3,878)	-

Operating income (loss)	7,371	(6,547)
Other income, net	657	687
Income (loss) before provision (benefit) for income taxes	8,028	(5,860)
Provision (benefit) for income taxes	(9)	15
Income (loss) from continuing operations	8,037	(5,875)
Income (loss) from discontinued operations	456	(591)
Net income (loss)	$8,493	$(6,466)

Income (loss) per common share:
Basic and diluted income (loss) per share from continuing operations	$0.48	$(0.37)
Basic and diluted income (loss) per share from discontinued operations	0.03	(0.04)
Basic and diluted net income (loss) per share	$0.51	$(0.41)
Basic and diluted – weighted average number of common shares outstanding	16,783	15,873

NEONODE INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

	Years ended December 31,
	2025	2024
Net income (loss)	$8,493	$(6,466)

Other comprehensive loss:
Foreign currency translation adjustments	(246)	(54)
Total other comprehensive loss	(246)	(54)
Comprehensive income (loss)	$8,247	$(6,520)

NEONODE INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands)

	Common Stock Shares Issued	Common Stock Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders' Equity
Balances, January 1, 2024	15,359	$15	$235,158	$(396)	$(217,614)	$17,163
Issuance of shares for cash, net of offering costs	1,424	2	5,794	-	-	5,796
Stock-based compensation	-	-	3	-	-	3
Foreign currency translation adjustment	-	-	-	(54)	-	(54)
Net loss	-	-	-	-	(6,466)	(6,466)
Balances, December 31, 2024	16,783	$17	$240,955	$(450)	$(224,080)	$16,442
Foreign currency translation adjustment	-	-	-	(246)	-	(246)
Net income	-	-	-	-	8,493	8,493
Balances, December 31, 2025	16,783	$17	$240,955	$(696)	$(215,587)	$24,689

NEONODE INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years ended December 31,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$8,493	$(6,466)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	-	3
Bad debt expense	-	172
Recoveries of bad debt	(140)	-
Gain from patent assignment	(19,389)	-
Loss on disposal of assets	2	18
Depreciation and amortization	50	58
Amortization of operating lease right-of-use assets	286	79
Inventory impairment loss	-	357
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenues	494	(51)
Inventory	-	223
Prepaid expenses and other current assets	44	382
Accounts payable, accrued payroll and employee benefits, and accrued expenses	157	(213)
Contract liabilities	37	(10)
Operating lease obligations	(288)	(144)
Net cash used in operating activities	(10,254)	(5,592)

Cash flows from investing activities:
Purchase of property and equipment	(91)	(37)
Proceeds from patent assignment	19,389	-
Proceeds from sale of property and equipment	-	189
Net cash provided by investing activities	19,298	152

Cash flows from financing activities:
Proceeds from issuance of common stock, net of offering costs	-	5,796
Principal payments on finance lease obligations	(11)	(17)
Net cash provided by (used in) financing activities	(11)	5,779

Effect of exchange rate changes on cash and cash equivalents	(102)	(67)

Net change in cash and cash equivalents	8,931	272
Cash and cash equivalents at beginning of period	16,427	16,155
Cash and cash equivalents at end of period	$25,358	$16,427

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$1
Cash paid (received) for income taxes	$(9)	$15

Supplemental disclosure of non-cash activities:
Property and equipment obtained in exchange for finance lease obligations	$35	$-
Right-of-use asset obtained in exchange for lease obligations	$-	$668